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                                                                    EXHIBIT 99.1

Press Release

Innovative Companies, Inc. Announces Institutional $5.0 Million Private Placement of Equity Securities

Innovative Companies, Inc. - Largo, FL - March 11, 2004 - Innovative Companies, Inc. (NASDAQ SC: GORX) has completed a private placement of $5.0 million of convertible preferred stock and warrants to two institutional investors, including Midsummer Investment, Ltd. Under the terms of the equity financing, Innovative issued preferred stock with a conversion price of $6.00 per share of common stock representing a 5% premium to the market price of the common stock at the time of closing, based on the daily volume weighted average price for each of the 10 prior days. The preferred dividend rate is 6% per annum for the first three years and steps up thereafter and is payable in stock or cash at the Company's choice. Innovative issued warrants to purchase 131,250 shares of common stock at $6.29 and 131,250 shares of common stock at $6.57 representing a 10% and 15% premium to the market price of the common stock at the time of closing respectively. Innovative will benefit from redemption and forced conversion rights on the preferred stock at specific price levels. Proceeds of the placement will be used to fund our strategic growth plans surrounding our generic drug research, our ANDA filings in addition to funding our growth of our national branded product line, CarbSlim.

About Innovative Companies, Inc.

Innovative Companies, Inc. manufactures, packages, repackages and distributes a wide array of health-related products. Innovative Companies, Inc. is comprised of the contract manufacturing entity, Innovative Health Products, Inc. and its two wholly owned subsidiaries, Belcher Pharmaceuticals and Breakthrough Engineered Nutrition. Innovative Health Products custom manufactures high quality nutraceuticals, dietary supplements and vitamin supplements. Belcher Pharmaceuticals is an FDA registered plant that manufactures over-the-counter drugs and repackages generic pharmaceuticals drugs. Breakthrough Engineered Nutrition markets and distributes its proprietary line of branded convenience foods for the low-carb and low-glycemic lifestyles. Breakthrough's brands, Lean Protein and CarbSlim are distributed nationwide and are found in both mass retail and specialty outlets. For more about Innovative Companies, Inc. go to our websites at www.onlineihp.com, www.leanprotein.com and www.carbslim.com.

SAFE HARBOR PROVISIONS

Certain oral statements made by management from time to time and certain statements contained in press releases and periodic reports issued by Innovative Companies, Inc. (the "Company"), as well as those contained herein, that are not historical facts are "forward-looking statements" within the meaning of Section 21E of the Securities and Exchange Act of 1934 and, because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements, including those in Management's Discussion and Analysis, are statements regarding the intent, belief or current expectations, estimates or projections of the Company, its Directors or its Officers about the Company and the industry in which it operates, and are based on assumptions made by management. Forward-looking statements include without limitation statements regarding: (a) the Company's growth and business expansion, including future acquisitions; (b) the Company's financing plans;(c) trends affecting the Company's financial condition or results of operations; (d) the Company's ability to continue to control costs and to meet its liquidity and other financing needs; (e) the declaration and payment of dividends; (f) the Company's use of proceeds from their initial public offering, and (g) the Company's ability to respond to changes in customer demand and regulations. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that the anticipated results will occur. When issued in this report, the words "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," and similar expressions are generally intended to identify forward-looking statements.

     Important factors that could cause the actual results to differ materially from those in the forward-looking statements include, among other items, (i) changes in the regulatory and general economic environment related to the health care and nutraceutical industry; (ii) conditions in the capital markets, including the interest rate environment and the availability of capital; (iii) changes in the competitive marketplace that could affect the Company's revenue and/or cost and expenses, such as increased competition, lack of qualified marketing, management or other personnel, and increased labor and inventory costs; (iv) changes in technology or customer requirements, which could render the Company's technologies noncompetitive or obsolete; (v) new product introductions, product sales mix and the geographic mix of sales and (vi) its customers' willingness to accept its Internet platform in the future. Further information relating to factors that could cause actual results to differ from those anticipated is included but not limited to information under the headings "Business," and "Management's Discussion and Analysis of Financial Conditions and Results of Operations" in this Form 10-KSB as of and for the year ended March 31, 2003 which was filed with the Securities and Exchange Commission on June 30, 2003. The Company disclaims any intention or obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements which are not historical facts contained in this advertisement are forward-looking statements that involve certain risks and uncertainties including but not limited to risks associated with the uncertainty of future financial results, additional financing requirements, development of new products, governmental approval processes, the impact of competitive products or pricing, technological changes, the effect of economic conditions and other uncertainties detailed in the Company's filings with the Securities and Exchange Commission